Innospec And Ethyl Corporation RESOLVE DISPUTE arbitrations

over marketing and supply agreements for tetra ethyl lead

Newark, Del.- June 19, 2007 - Innospec Inc. (NASDAQ: IOSP) today announced that it has resolved all of the pending arbitration actions commenced in 2006 under the rules of the London Court of International Arbitration between Innospec and Ethyl Corporation, a wholly owned subsidiary of NewMarket Corp (NYSE:NEU) arising out of disputes under the companies' global marketing and supply agreements for tetra ethyl lead (TEL). In resolving these disputes the companies have renegotiated their agreements to mutual satisfaction.

Innospec and Ethyl are parties to certain exclusive agreements that govern the global marketing and sales of TEL, except in North America. The global marketing agreements governing the supply of TEL to customers outside of North America will be terminated, and Innospec will be the sole supplier and receive all resulting profits from marketing and sales of TEL outside of North America. Innospec will compensate Ethyl for the termination of such marketing agreements. Further details of this successful resolution are confidential. Innospec's 2Q earnings guidance will be updated and will reflect the effect of the settlement.

In addition, under a separate agreement, Innospec supplies Ethyl with TEL for re-sale in North America. The companies have also reached agreement on the prices that Innospec is entitled to charge for the supply of TEL under that agreement. Further details of this successful resolution are confidential.

"We are delighted that we have been able to find a successful resolution between our two companies on these matters," said Paul Jennings, Innospec's President and Chief Executive Officer. "We have many customers in the U.S. and worldwide that use our TEL products. Going forward, we will continue to provide the high level of service which our customer base has long been accustomed to receiving."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in plastics and paper and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL).

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, the outcome of the Company's disputes with Ethyl and the impact on the Company's TEL business related thereto, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Andrew Hartley

Innospec Inc.

+44-151-348-5846

andrew.hartley@innospecinc.com

or

Mark Harrop

RF|Binder Partners

+1-212-994-7533

mark.harrop@RFBinder.com